Exhibit 10.12

Amendment No. 3

To the

LINCOLN NATIONAL CORPORATION

DEFERRED COMPENSATION &

SUPPLEMENTAL/EXCESS RETIREMENT PLAN

Amended and Restated Effective December 31, 2013

The Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan (the “Plan”) is amended effective January 1, 2018, by:

1.Amending the definition of “Annual Salary” under Article I, Definitions as follows:

“‘Annual Salary’ means salary (including “replacement salary” such as bereavement, jury duty, paternity leave, or pay from a Company-sponsored short-term disability plan), W-2 commissions and any type of periodic (non-annual) bonus or incentive compensation.  Annual Salary does not include any sign-on or retention bonus or any other earnings that are not classified as benefit-eligible.  In addition, Annual Salary does not include any amounts paid to a Participant after his or her Separation from Service (except for final payroll if Separation from Service occurs “mid-cycle”).  For the purpose of the eligibility of any employee who receives “established compensation” to participate in this Plan, Annual Salary refers to “established compensation” (as defined under the Company’s Established Compensation Administrative Guidelines for benefit purposes).”

2.Amending Section 5.3 in its entirety to read as follows:

“5.3Matching Contributions.  The Company will make Matching Contributions with respect to Elective Deferrals on Annual Salary and Annual Incentive Bonus or Annual Bonus once the aggregated amount of the Participant’s Annual Salary and Annual Incentive Bonus or Annual Bonus for a Plan Year (net of Elective Deferrals to this Plan) has exceeded the Code section 401(a)(17) limit or once the Company’s contributions to the 401(k) Plan have reached the Code section 415 limit for the applicable Plan Year but in no case will the Company make Matching Contributions with respect to Elective Deferrals on an Annual Incentive Bonus or Annual Bonus paid following a Participant’s Separation from Service. Such Matching Contributions shall be made in the amount of 100% of the Participant’s Elective Deferrals, on up to 6% of the Participant’s Annual Salary and Annual Incentive Bonus or Annual Bonus.  Matching Contributions will be 100% vested upon contribution.”

3.Amending subsection (b) of Section 10.12 to read as follows:

“(b)Form of Distribution.  The alternate payee will receive a lump sum cash distribution of the amount payable under the domestic relations order, subject to the following rules:”

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4.In all other respects, said Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the President and Chief Executive Officer of the Company has executed this Amendment this 20th day of December, 2017.

LINCOLN NATIONAL CORPORATION

/s/ Dennis R. Glass

Dennis R. Glass

President and Chief Executive Officer

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